EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-183617 and 333-231749) of our report dated March 31, 2022, with respect to the statements of net assets available for benefits of Flotek Industries, Inc. 2012 Employee Stock Purchase Plan as of December 31, 2021 and the related statement of changes in net assets available for benefits for the year ended December 31, 2021, included in Flotek Industries, Inc.’s current report on Form 11-K dated March 31, 2023.

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-183617 and 333-231749) of our report dated March 31, 2022, with respect to the statements of net assets available for benefits of Flotek Industries, Inc. 2012 Employee Stock Purchase Plan as of December 31, 2021 and the related statement of changes in net assets available for benefits for the year ended December 31, 2021, included in Flotek Industries, Inc.’s current report on Form 11-K dated March 31, 2023.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Asheville, North Carolina
March 31, 2023